UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 17, 2004, the Board of Directors of Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), approved an amendment (the “Amendment”) to the Sunrise Senior Living, Inc. Employee Stock Purchase Plan (the “Plan”) to increase the aggregate number of shares of the Company’s common stock that may be made available for purchase under the Plan from 300,000 shares to 1,050,000 shares, subject to stockholder approval. At the 2005 annual meeting of stockholders of the Company held on May 11, 2005, the stockholders of the Company approved the Amendment.

     On May 10, 2005, the Company completed the acquisition of Greystone Communities, Inc. In connection with the closing of the transaction, the Company entered into an employment agreement with Michael B. Lanahan, who was appointed an executive officer of the Company on May 12, 2005. For a description of the terms of the employment agreement, see the Company’s Form 8-K filed on May 2, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)

Date: May 16, 2005	By: /s/ Larry E. Hulse
Larry E. Hulse
Chief Financial Officer